Exhibit 99.2

Consolidated Report to the Financial Community
Second Quarter 2008
(Released August 1, 2008) (Unaudited)

HIGHLIGHTS		After-Tax EPS Variance Analysis	2nd Qtr.
		2Q 2007 Basic EPS – GAAP Basis	$1.11
		Special Items – 2007	0.02
▪	Normalized non-GAAP* earnings, excluding special items, were $0.87 per share	2Q 2007 Normalized Earnings – Non-GAAP Basis*	$1.13
	for the second quarter of 2008, compared with $1.13 per share for the second	Distribution Deliveries	(0.05)
	quarter of 2007. GAAP earnings for the second quarter of 2008 were $0.86 per	Generation Revenues	0.08
	share compared with $1.11 per share in the prior year.	Fuel & Purchased Power	(0.23)
		Generation O&M	(0.04)
		Pension Expense	0.01
2Q 2008 Results vs. 2Q 2007		Depreciation	(0.02)
		Company-Owned Life Insurance (COLI)	(0.04)
▪	Electric distribution deliveries declined 2% primarily due to milder weather.	Financing Costs	0.04
	Heating-degree-days were 7% lower compared with both the same period last	Other	(0.01)
	year and the normal level. Cooling-degree-days were 11% lower than the	2Q 2008 Normalized Earnings – Non-GAAP Basis*	$0.87
	same period last year but 2% above normal. Residential deliveries decreased	Special Items - 2008	(0.01)
	5% (representing approximately two-thirds of the total decrease in distribution	2Q 2008 Basic EPS – GAAP Basis	$0.86
	deliveries) while commercial and industrial deliveries declined 2% and 0.3%,
	respectively. The resulting lower distribution delivery revenues decreased
	earnings by $0.05 per share.

▪
Total electric generation sales decreased 6%.  Retail generation sales decreased 1.3 million megawatt-hours (MWH) or 5%, reflecting the impact of weather and fewer renewals of competitive commercial and industrial contracts in PJM.  Wholesale electricity sales declined 0.5 million MWH or 8%, due in part to an 8% decrease in generation output.  Generation revenues, excluding power sourced from third-party auction suppliers for our Jersey Central Power & Light Company (JCP&L) and Pennsylvania Power Company (Penn Power) customers, increased earnings by $0.08 per share due to higher wholesale and retail prices.

▪
Total fuel and purchased power expenses reduced earnings by $0.23 per share. Higher purchased power expense, excluding JCP&L and Penn Power purchases from third-party auction suppliers, reduced earnings by $0.20 per share due to higher market prices compared to the same period last year.  Higher fuel costs reduced earnings by $0.03 per share, primarily due to increased coal transportation costs.

▪
Increased generation O&M expenses reduced earnings by $0.04 per share.  An increased number of scheduled outages at the fossil plants in the second quarter of 2008 decreased earnings by $0.06 per share while lower nuclear operating expenses increased earnings by $0.02 per share.

▪	Reduced pension expense increased earnings by $0.01 per share, primarily due to an increase in the discount rate used to determine benefit obligations as of December 31, 2007.

▪	Incremental property additions increased depreciation expense by $0.02 per share.

▪	Decreased investment income due to market-related declines in the value of corporate-owned life insurance reduced earnings by $0.04 per share.

▪	Lower financing costs increased earnings by $0.04 per share. The decrease in financing costs reflects lower interest rates on short-term borrowings and variable rate long-term debt.

▪
Two special items were recognized during the second quarter of 2008.  The first was a $0.03 per share increase in earnings recognized from the settlement of a claim related to a former GPU international asset.  The second relates to a $0.04 per share reduction in earnings from impairment of securities held in trust for future nuclear decommissioning activities.

2008 Earnings Guidance

▪
Normalized non-GAAP* earnings guidance for 2008, excluding special items, has been revised to $4.25 to $4.35 per share from our previous non-GAAP guidance of $4.15 to $4.35 per share.  Year-to-date normalized non-GAAP earnings now stand at $1.75 per share, producing guidance for the second half of 2008 of $2.50 to $2.60 per share.  Earnings for the remainder of the year, exclusive of any special items, are expected to be allocated approximately 56% to the third quarter and 44% to the fourth quarter.

* The 2008 GAAP to non-GAAP reconciliation statements can be found on page 10 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor
Information section of FirstEnergy Corp.'s Web site at www.firstenergycorp.com/ir.

For additional information, please contact:
Ronald E. Seeholzer	Rey Y. Jimenez	Irene M. Prezelj
Vice President, Investor Relations	Manager, Investor Relations	Manager, Investor Relations
(330) 384-5415	(330) 761-4239	(330) 384-3859

Consolidated Report to the Financial Community - 2nd Quarter 2008	2

FirstEnergy Corp.
Consolidated Statements of Income
(Unaudited)
(In millions, except for per share amounts)

		Three Months Ended June 30			Six Months Ended June 30
		2008	2007	Change	2008	2007	Change
	Revenues
(1)	Electric sales	$3,024	$2,904	$120	$6,054	$5,669	$385
(2)	Other	221	205	16	468	413	55
(3)	Total Revenues	3,245	3,109	136	6,522	6,082	440

	Expenses
(4)	Fuel	316	299	17	644	560	84
(5)	Purchased power	1,070	886	184	2,070	1,746	324
(6)	Other operating expenses	781	750	31	1,581	1,499	82
(7)	Provision for depreciation	168	159	9	332	315	17
(8)	Amortization of regulatory assets	246	246	-	504	497	7
(9)	Deferral of new regulatory assets	(98)	(148)	50	(203)	(292)	89
(10)	General taxes	180	189	(9)	395	392	3
(11)	Total Expenses	2,663	2,381	282	5,323	4,717	606

(12)	Operating Income	582	728	(146)	1,199	1,365	(166)

	Other Income (Expense)
(13)	Investment income	16	30	(14)	33	63	(30)
(14)	Interest expense	(188)	(205)	17	(367)	(390)	23
(15)	Capitalized interest	13	7	6	21	12	9
(16)	Total Other Expense	(159)	(168)	9	(313)	(315)	2

(17)	Income Before Income Taxes	423	560	(137)	886	1,050	(164)
(18)	Income taxes	160	222	(62)	347	422	(75)
(19)	Net Income	$263	$338	$(75)	$539	$628	(89)

(20)	Earnings Per Share of Common Stock
(21)	Basic	$0.86	$1.11	$(0.25)	$1.77	$2.03	$(0.26)
(22)	Diluted	$0.85	$1.10	$(0.25)	$1.75	$2.01	$(0.26)
(23)	Weighted Average Number of
	Common Shares Outstanding
(24)	Basic	304	304	-	304	309	(5)
(25)	Diluted	307	308	(1)	307	313	(6)

Consolidated Report to the Financial Community - 2nd Quarter 2008	3

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended June 30, 2008

				Ohio
		Energy	Competitive	Transitional	Other &
		Delivery	Energy	Generation	Reconciling
		Services (a)	Services (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,030	$324	$670	$-	$3,024
(2)	Other	152	51	13	5	221
(3)	Internal revenues	-	704	-	(704)	-
(4)	Total Revenues	2,182	1,079	683	(699)	3,245

	Expenses
(5)	Fuel	-	316	-	-	316
(6)	Purchased power	998	221	555	(704)	1,070
(7)	Other operating expenses	413	312	81	(25)	781
(8)	Provision for depreciation	104	59	-	5	168
(9)	Amortization of regulatory assets	235	-	11	-	246
(10)	Deferral of new regulatory assets	(98)	-	-	-	(98)
(11)	General taxes	149	24	2	5	180
(12)	Total Expenses	1,801	932	649	(719)	2,663
(13)	Operating Income	381	147	34	20	582

	Other Income (Expense)
(14)	Investment income	40	(8)	(1)	(15)	16
(15)	Interest expense	(100)	(38)	-	(50)	(188)
(16)	Capitalized interest	1	10	-	2	13
(17)	Total Other Expense	(59)	(36)	(1)	(63)	(159)
(18)	Income Before Income Taxes	322	111	33	(43)	423
(19)	Income taxes	129	45	13	(27)	160
(20)	Net Income	$193	$66	$20	$(16)	$263

(a) Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort generation service for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b) Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to affiliated electric utilities.
(c) Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries and MISO transmission revenues and expenses related to the delivery of generation load.
(d) Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 2nd Quarter 2008	4

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended June 30, 2007

				Ohio
		Energy	Competitive	Transitional	Other &
		Delivery	Energy	Generation	Reconciling
		Services (a)	Services (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$1,933	$359	$612	$-	$2,904
(2)	Other	162	39	13	(9)	205
(3)	Internal revenues	-	691	-	(691)	-
(4)	Total Revenues	2,095	1,089	625	(700)	3,109

	Expenses
(5)	Fuel	2	297	-	-	299
(6)	Purchased power	877	163	537	(691)	886
(7)	Other operating expenses	410	277	87	(24)	750
(8)	Provision for depreciation	100	51	-	8	159
(9)	Amortization of regulatory assets	242	-	6	(2)	246
(10)	Deferral of new regulatory assets	(93)	-	(55)	-	(148)
(11)	General taxes	155	26	1	7	189
(12)	Total Expenses	1,693	814	576	(702)	2,381
(13)	Operating Income	402	275	49	2	728

	Other Income (Expense)
(14)	Investment income	62	5	-	(37)	30
(15)	Interest expense	(118)	(47)	-	(40)	(205)
(16)	Capitalized interest	2	5	-	-	7
(17)	Total Other Expense	(54)	(37)	-	(77)	(168)
(18)	Income Before Income Taxes	348	238	49	(75)	560
(19)	Income taxes	141	96	19	(34)	222
(20)	Net Income	$207	$142	$30	$(41)	$338

(a) Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort generation service for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b) Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to affiliated electric utilities.
(c) Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries and MISO transmission revenues and expenses related to the delivery of generation load.
(d) Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 2nd Quarter 2008	5

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended June 30, 2008 vs. Three Months Ended June 30, 2007

				Ohio
		Energy	Competitive	Transitional	Other &
		Delivery	Energy	Generation	Reconciling
		Services (a)	Services (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$97	$(35)	$58	$-	$120
(2)	Other	(10)	12	-	14	16
(3)	Internal revenues	-	13	-	(13)	-
(4)	Total Revenues	87	(10)	58	1	136

	Expenses
(5)	Fuel	(2)	19	-	-	17
(6)	Purchased power	121	58	18	(13)	184
(7)	Other operating expenses	3	35	(6)	(1)	31
(8)	Provision for depreciation	4	8	-	(3)	9
(9)	Amortization of regulatory assets	(7)	-	5	2	-
(10)	Deferral of new regulatory assets	(5)	-	55	-	50
(11)	General taxes	(6)	(2)	1	(2)	(9)
(12)	Total Expenses	108	118	73	(17)	282
(13)	Operating Income	(21)	(128)	(15)	18	(146)

	Other Income (Expense)
(14)	Investment income	(22)	(13)	(1)	22	(14)
(15)	Interest expense	18	9	-	(10)	17
(16)	Capitalized interest	(1)	5	-	2	6
(17)	Total Other Expense	(5)	1	(1)	14	9
(18)	Income Before Income Taxes	(26)	(127)	(16)	32	(137)
(19)	Income taxes	(12)	(51)	(6)	7	(62)
(20)	Net Income	$(14)	$(76)	$(10)	$25	$(75)

(a) Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort generation service for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b) Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to affiliated electric utilities.
(c) Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries and MISO transmission revenues and expenses related to the delivery of generation load.
(d) Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 2nd Quarter 2008	6

FirstEnergy Corp.
Financial Statements
(Unaudited)
(In millions)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	June 30, 2008	Dec 31, 2007
Current Assets:
Cash and cash equivalents	$70	$129
Receivables	1,553	1,421
Other	1,212	680
Total Current Assets	2,835	2,230

Property, Plant and Equipment	16,703	15,383
Investments	3,415	3,598
Deferred Charges and Other Assets	10,592	10,857
Total Assets	$33,545	$32,068

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$2,508	$2,014
Short-term borrowings	2,608	903
Accounts payable	930	777
Other	1,091	1,454
Total Current Liabilities	7,137	5,148

Capitalization:
Common stockholders' equity	9,221	8,977
Long-term debt and other long-term obligations	8,603	8,869
Total Capitalization	17,824	17,846
Noncurrent Liabilities	8,584	9,074
Total Liabilities and Capitalization	$33,545	$32,068

General Information
	Three Months Ended June 30		Six Months Ended June 30

	2008	2007	2008	2007
Debt and equity securities redemptions	$(352)	$(485)	$(720)	$(1,389)
New long-term debt issues	$549	$550	$549	$800
Short-term borrowings	$959	$169	$1,705	$1,308
Capital expenditures	$906	$401	$1,617	$697

Adjusted Capitalization
	As of June 30
	2008	% Total	2007	% Total
Total common equity	$9,221	39%	$8,640	38%
Long-term debt and other long-term obligations	8,603	36%	8,742	39%
Currently payable long-term debt	2,508	10%	2,000	9%
Short-term borrowings	2,608	11%	2,416	11%
Adjustments:
Sale-leaseback net debt equivalents	1,417	6%	1,143	5%
JCP&L securitization debt	(385)	-2%	(411)	-2%
Total	$23,972	100%	$22,530	100%

Consolidated Report to the Financial Community - 2nd Quarter 2008	7

FirstEnergy Corp.
Financial Statements
(Unaudited)
(In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007
Cash flows from operating activities
Net income	$263	$338	$539	$628
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, amortization, and deferral of regulatory assets	316	257	633	520
Deferred purchased power and other costs	(60)	(69)	(119)	(185)
Deferred income taxes and investment tax credits	40	32	129	85
Deferred rents and lease market valuation liability	(105)	(67)	(101)	(92)
Pension trust contribution	-	-	-	(300)
Cash collateral, net	59	(25)	67	(19)
Electric service prepayment programs	(20)	(19)	(39)	(36)
Change in working capital and other	(533)	(220)	(793)	(431)
Cash flows provided from (used for) operating activities	(40)	227	316	170

Cash flows provided from financing activities	1,003	108	1,230	454

Cash flows used for investing activities	(963)	(387)	(1,605)	(677)

Net decrease in cash and cash equivalents	$-	$(52)	$(59)	$(53)

Deferrals and Amortizations

	Three Months Ended June 30 Six Months Ended June 30
	2008	2007	Change	2008	2007	Change
Ohio Rate Plans and Transmission Deferrals
Regulatory Assets - Beginning	$1,799	$1,842		$1,847	$1,863
Interest on shopping incentives	8	9	$(1)	16	19	$(3)
MISO costs and interest	-	30	(30)	2	38	(36)
RCP distribution reliability costs and interest	44	44	-	84	91	(7)
RCP fuel costs and interest	1	27	(26)	8	41	(33)
Other	8	5	3	15	11	4
Current period deferrals	$61	$115	$(54)	$125	$200	$(75)
Amortization
Ohio transition costs	$(73)	$(72)	$(1)	$(145)	$(140)	$(5)
Shopping incentives	(29)	(29)	-	(59)	(59)	-
MISO costs	(9)	(6)	(3)	(18)	(11)	(7)
Other	(3)	1	(4)	(4)	(2)	(2)
Current period amortization	$(114)	$(106)	$(8)	$(226)	$(212)	$(14)
Regulatory Assets - Ending	$1,746	$1,851		$1,746	$1,851

Pennsylvania Deferred PJM Costs
Beginning balance	$293	$186		$255	$157
Deferrals	31	30	$1	71	63	$8
Interest	3	2	1	5	3	2
Amortizations	(4)	(2)	(2)	(8)	(7)	(1)
			$-			$9
Ending balance	$323	$216		$323	$216

New Jersey Deferred Energy Costs
Beginning balance	$264	$357		$322	$369
Net recovery of energy costs	29	35	$(6)	(29)	23	$(52)
Ending balance	$293	$392		$293	$392

Consolidated Report to the Financial Community - 2nd Quarter 2008	8

FirstEnergy Corp.
Statistical Summary
(Unaudited)

Electric Sales Statistics (kWh in millions)
	Three Months Ended June 30			Six Months Ended June 30
	2008	2007	Change	2008	2007	Change

Electric Distribution Deliveries
Ohio - Residential	3,658	3,835	-4.6%	8,606	8,666	-0.7%
- Commercial	3,560	3,674	-3.1%	7,409	7,469	-0.8%
- Industrial	5,781	5,908	-2.1%	11,412	11,587	-1.5%
- Other	93	93	-	184	186	-1.1%
Total Ohio	13,092	13,510	-3.1%	27,611	27,908	-1.1%

Pennsylvania - Residential	2,493	2,564	-2.8%	5,930	5,868	1.1%
- Commercial	2,755	2,730	0.9%	5,615	5,501	2.1%
- Industrial	2,666	2,567	3.9%	5,174	5,109	1.3%
- Other	20	21	-4.8%	41	40	2.5%
Total Pennsylvania	7,934	7,882	0.7%	16,760	16,518	1.5%

New Jersey - Residential	2,198	2,387	-7.9%	4,553	4,740	-3.9%
- Commercial	2,319	2,416	-4.0%	4,644	4,713	-1.5%
- Industrial	722	724	-0.3%	1,416	1,426	-0.7%
- Other	21	21	-	43	43	-
Total New Jersey	5,260	5,548	-5.2%	10,656	10,922	-2.4%

Total Residential	8,349	8,786	-5.0%	19,089	19,274	-1.0%
Total Commercial	8,634	8,820	-2.1%	17,668	17,683	-0.1%
Total Industrial	9,169	9,199	-0.3%	18,002	18,122	-0.7%
Total Other	134	135	-0.7%	268	269	-0.4%
Total Distribution Deliveries	26,286	26,940	-2.4%	55,027	55,348	-0.6%

Electric Sales Shopped
Ohio - Residential	466	489	-4.7%	1,020	1,050	-2.9%
- Commercial	798	872	-8.5%	1,643	1,752	-6.2%
- Industrial	659	692	-4.8%	1,289	1,333	-3.3%
Total Ohio	1,923	2,053	-6.3%	3,952	4,135	-4.4%

Pennsylvania - Residential	26	11	136.4%	60	11	445.5%
- Commercial	183	156	17.3%	381	264	44.3%
- Industrial	585	460	27.2%	1,077	876	22.9%
Total Pennsylvania	794	627	26.6%	1,518	1,151	31.9%

New Jersey - Commercial	608	519	17.1%	1,175	994	18.2%
- Industrial	559	555	0.7%	1,095	1,074	2.0%
Total New Jersey	1,167	1,074	8.7%	2,270	2,068	9.8%
Total Electric Sales Shopped	3,884	3,754	3.5%	7,740	7,354	5.2%

Electric Generation Sales
Retail - Regulated	22,402	23,186	-3.4%	47,287	47,994	-1.5%
Retail - Competitive	2,746	3,285	-16.4%	5,662	6,491	-12.8%
Total Retail	25,148	26,471	-5.0%	52,949	54,485	-2.8%
Wholesale	5,846	6,360	-8.1%	11,263	11,423	-1.4%
Total Electric Generation Sales	30,994	32,831	-5.6%	64,212	65,908	-2.6%

Operating Statistics
	Three Months Ended June 30			Six Months Ended June 30
	2008	2007		2008	2007
Capacity Factors:
Nuclear	85%	80%		86%	89%
Fossil - Baseload	76%	90%		80%	77%
Fossil - Load Following	60%	72%		65%	73%
Generation Output:
Nuclear	39%	33%		38%	38%
Fossil - Baseload	39%	43%		39%	37%
Fossil - Load Following	21%	23%		21%	24%
Peaking	1%	1%		2%	1%

	Three Months Ended June 30,			Six Months Ended June 30,
Weather	2008	2007	Normal	2008	2007	Normal
Composite Heating-Degree-Days	615	660	663	3,480	3,562	3,468
Composite Cooling-Degree-Days	254	285	249	254	286	250

Consolidated Report to the financial Community - 2nd Quarter 2008	9

FirstEnergy Corp.
Special Items and EPS Reconciliations
(Unaudited)
(In millions, except for per share amounts)

Special Items
	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007

Pre-tax Items - Income Increase (Decrease)
Gain on sale of non-core assets (a)	$-	$-	$32	$-
Saxton decommissioning costs regulatory assets (b)	-	-	-	27
Trust securities impairment (c)	(21)	(8)	(38)	(12)
Litigation settlement (a)	15	-	15	-
Total-Pretax Items	$(6)	$(8)	$9	$15

EPS Effect	$(0.01)	$(0.02)	$0.02	$0.02
(a) Included in "Revenues - Other"
(b) Included in "Deferral of new regulatory assets"
(c) Included in "Investment income"

2008 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	ACTUAL	ACTUAL	REVISED
	Three Months	Six Months	Guidance For
	Ended June 30	Ended June 30	Year 2008

Basic EPS (GAAP basis)*	$0.86	$1.77	$4.27 - $4.37
Excluding Special Items*:
Gain on sale of non-core assets	-	(0.06)	(0.06)
Litigation settlement	(0.03)	(0.03)	(0.03)
Trust securities impairment	0.04	0.07	0.07
Basic EPS (Non-GAAP basis)	$0.87	$1.75	$4.25 - $4.35

* Excludes possible write-off of $485 million of CEI's estimated unrecoverable transition costs under the proposed ESP, which if recognized, would be categorized as a Special Item ($1.01 per share).

Consolidated Report to the Financial Community - 2nd Quarter - 2008	10

RECENT DEVELOPMENTS

Ohio Regulatory Update
On July 31, 2008, Ohio Edison Company (OE), The Cleveland Electric Illuminating Company, and The Toledo Edison Company (TE) (collectively, Ohio Companies) filed both an Electric Security Plan (ESP) and Market Rate Offer (MRO) with the Public Utilities Commission of Ohio (PUCO).  The comprehensive ESP includes supply and pricing for retail generation service for up to a three-year period, in addition to seeking approval of outstanding issues currently pending before the PUCO in the Ohio Companies’ distribution rate case.  A PUCO decision is required within 150 days, with new rates to be effective for customers January 1, 2009.  Under the MRO alternative, the Ohio Companies would procure generation supply through a competitive bidding process (CBP). An independent third-party CBP Manager would conduct the bidding process, with oversight by the PUCO.  The MRO proposes a portfolio approach to procurement, initially using a staggered bid and subsequently a multi-phased procurement cycle.  The PUCO is required to review FirstEnergy’s MRO application within 90 days. The MRO would be implemented if the ESP is not approved by the PUCO.

On July 2, 2008, and July 23, 2008, the PUCO staff issued proposed rules for comment to implement portions of Amended Substitute Senate Bill 221 (Substitute SB 221).  FirstEnergy filed written comments on the first set of proposed rules on July 22, 2008, and reply comments are due August 6, 2008. Written comments on the second set are due August 12, 2008, and reply comments are due August 22, 2008. Proposed rules to implement other portions of Substitute SB 221, including the alternative energy portfolio standard, are expected to be issued in late August. Following the comment period, the PUCO will consider input from stakeholders before adopting final rules, which is expected to be in late September.  The rules will then be subject to review by the Joint Committee on Agency Rule Review (a group consisting of five State Representatives and five State Senators).

Ohio Supreme Court Remand on Rate Certainty Plan
On June 3, 2008, the Ohio Companies made a filing to suspend the procedural schedule in their application to recover their 2006-2007 deferred fuel costs and associated carrying charges ($220 million balance as of December 31, 2007) since they anticipated that their ESP filing would contain a proposal addressing the recovery of these deferred fuel costs.  On June 4, 2008, the PUCO Staff issued its report in accordance with its previously established procedural schedule.  On June 11, 2008, the PUCO denied the request to suspend proceedings until the ESP case is completed, but it revised the procedural schedule.  Testimony is now due August 29, 2008, and an evidentiary hearing is scheduled for September 29, 2008.

Penn Power Interim Default Service Supply Plan
On May 14, 2008, Pennsylvania Power Company (Penn Power) held its second Request for Proposal (RFP) to procure default service for residential customers for the period June 2008 through May 2009 and a portion of the load for the period June 2009 through May 2010.  The Pennsylvania Public Utility Commission (PPUC) approved the second residential RFP on May 16, 2008.  On May 20, 2008, Penn Power filed compliance tariffs with the new default service generation rates for residential customers based on the approved RFP bids, which the PPUC certified on May 21, 2008.  The average price of the winning bids was $80.48 per MWh, before line losses, administrative fees and gross receipts tax, and will be reflected in Penn Power’s new default service rates that are effective for the period June 2008 through May 2009.  RFPs for the remainder of the residential customers’ load for the period June 2009 through May 2010 are scheduled for October 2008 and January 2009.

Met-Ed and Penelec Transmission Service Charge
On May 22, 2008, the PPUC approved Metropolitan Edison Company’s (Met-Ed) and Pennsylvania Electric Company’s (Penelec) annual updates to their transmission service charge riders (TSC) for the period June 1, 2008, through May 31, 2009.  The approved TSCs include a component for under-recovery of actual transmission costs incurred during prior periods and transmission costs projected for June 2008 through May 2009.  Met-Ed’s TSC includes a transition approach that will recover past under-recovered costs plus carrying charges through the new TSC, with deferral of a portion of the projected costs plus carrying charges for recovery through future TSCs by December 31, 2010.  Various intervenors filed complaints against Met-Ed’s and Penelec’s TSC filings.

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In addition, the PPUC ordered an investigation to review the reasonableness of Met-Ed’s TSC, while at the same time allowing the company to implement the rider June 1, 2008, subject to refund. On July 15, 2008, the PPUC directed the Administrative Law Judge to consolidate the complaints against Met-Ed with its investigation.  An evidentiary hearing for both companies is scheduled for January 14-15, 2009.

New Long-Term Fuel Supply Arrangements
On July 16, 2008, a subsidiary of FirstEnergy entered into a joint venture with the Boich Companies, a Columbus, Ohio-based coal company, to acquire a majority stake in the Bull Mountain mine operations in Montana.  FirstEnergy will make a $125 million equity investment in the joint venture.  Under an acquisition and development agreement, the joint venture will acquire 80 percent of the Bull Mountain mining operations, and 100 percent of the rail operations, with FirstEnergy owning a 45 percent economic interest in the joint venture and an affiliate of the Boich Companies owning a 55 percent economic interest, with both parties having a 50 percent voting interest in the joint venture.  In January 2010, the joint venture will have the option for 18 months to acquire the remaining 20 percent stake in the mining operations.

In a related transaction, FirstEnergy has entered into a 15-year agreement to purchase up to 10 million tons of bituminous western coal annually from the mine.  FirstEnergy also reached tentative agreements with the rail carriers associated with transporting coal from the mine to its generating stations, and it expects to begin taking delivery of the coal in late 2009 or early 2010.  The above mentioned joint venture has the right to resell FirstEnergy’s Bull Mountain tonnage not used at FirstEnergy’s facilities and has call rights on such coal above certain levels.

Nuclear Sale and Leaseback Restructuring
On May 30, 2008, FirstEnergy Nuclear Generation Corp. (NGC) purchased 56.8 MW of lessor equity interests in the OE 1987 sale and leaseback of the Perry Plant.  On June 2, 2008, NGC purchased approximately 43.5 MW of lessor equity interests in the OE 1987 sale and leaseback of Beaver Valley Unit 2 (BV2).  Between June 2, 2008, and June 9, 2008, NGC purchased an additional 158.5 MW of additional lessor equity interests in the TE and CEI 1987 sale and leaseback of BV2, which purchases were undertaken in connection with the previously disclosed exercise of the periodic purchase option provided in the TE and CEI sale and leaseback arrangements.  The Ohio Companies continue to lease these MWs under the respective sale and leaseback arrangements and the related lease debt remains outstanding.

New $300 Million Credit Facility
On May 30, 2008, FirstEnergy Corp. and FirstEnergy Solutions Corp. entered into a $300 million, 364-day revolving credit facility.  The pricing, terms and conditions are substantially similar to those contained in the current FirstEnergy $2.75 billion revolving credit agreement.

Refunding of Auction Rate Bonds
On June 6, 2008, NGC completed the refunding of $179.5 million of its bonds that previously had been in an auction rate mode into a variable-rate mode supported by a bank letter of credit.  On June 30, 2008, FirstEnergy Generation Corp. (FGCO) refunded $276.2 million of its bonds that had previously been in an auction rate mode into a variable-rate mode supported by a bank letter of credit.  FirstEnergy no longer holds any auction rate bonds.

Fremont Combined-Cycle Generating Plant
On January 31, 2008, FGCO completed the purchase of a partially complete 707-MW natural gas-fired generating plant in Fremont, Ohio, from Calpine Corporation for $253.6 million.  In June 2008, FGCO completed an engineering study indicating an estimated $208 million of capital expenditures would be required to complete the project.  Approximately $41 million is expected to be invested in 2008 with planned commercial operation of the plant expected to begin in December 2009.

Nuclear Operations Update
On May 22, 2008, the 868-MW BV2 returned to service following its regularly scheduled refueling outage that began on April 14, 2008.  Major work activities completed during the outage included replacing approximately one-third of the fuel assemblies in the reactor and the high pressure turbine rotor.  During the outage, BV2 completed the final phase of an extended power uprate project.

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On June 30, 2008, the Nuclear Regulatory Commission approved a 12 MW uprate at the 893-MW Davis-Besse Nuclear Power Station.  This power uprate, along with BV2’s, was achieved in support of FirstEnergy’s strategy to maximize the full potential of its existing generation assets.

Forward-looking Statements.  This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding our, or our management’s, intents, beliefs and current expectations.  These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words.   Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Ohio and Pennsylvania, the impact of the PUCO’s rulemaking process on our Ohio utility subsidiaries’ Electric Security Plan and Market Rate Offer filings, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, other legislative and regulatory changes including revised environmental requirements and possible greenhouse gas emissions regulation, the impact of the U.S. Court of Appeals’ July 11, 2008 decision to vacate the CAIR rules and the scope of any laws, rules or regulations that may ultimately take their place, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation or other potential regulatory initiatives, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight by the Nuclear Regulatory Commission including, but not limited to, the Demand for Information issued to FENOC on May 14, 2007) as disclosed in our SEC filings, the timing and outcome of various proceedings before the PUCO (including, but not limited to, the Distribution Rate Cases and the generation supply plan filing for the Ohio Companies and the successful resolution of the issues remanded to the PUCO by the Supreme Court of Ohio regarding the Rate Stabilization Plan and the Rate Certainty Plan, including the deferral of fuel costs) and Met-Ed and Penelec’s transmission service charge filings with the PPUC (as well as the resolution of the Petitions for Review filed with the Commonwealth Court of Pennsylvania with respect to the transition rate plan for Met-Ed and Penelec), the continuing availability of generating units and their ability to continue to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, changing market conditions that could affect the value of assets held in our nuclear decommissioning trust fund, pension fund and other trust funds, the ability to access the public securities and other capital markets and the cost of such capital, the risks and other factors discussed from time to time in our SEC filings, and other similar factors.  The foregoing review of factors should not be construed as exhaustive.  New factors emerge from time to time, and it is not possible for us to predict all such factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.  We expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

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